                                                                       EXHIBIT 1

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     ASSET PURCHASE AGREEMENT (this "Agreement"), entered into this 27th day of September, 1996, by and among DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation ("DHS"), DHS MANAGEMENT SERVICES, INC., a Texas corporation and a wholly-owned subsidiary of DHS (the "Buyer"), ADVANCED CLINICAL TECHNOLOGIES, INC., an Arizona corporation ("ACTI"), HORIZON MDS CORPORATION, a Delaware corporation ("MDSI"), and HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation ("Horizon");


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, ACTI and MDSI (each a "Seller", and collectively the "Sellers") are engaged, among other businesses, in the provision of hospital-based and mobile non-invasive ultrasound and other diagnostic testing services on a fee-for-service basis to the acute and post-acute care industry and primary care physicians in the southwestern and southern United States (the "Business", it being understood and agreed that the "Business" shall not include any mobile x-
                                                      ---
ray operations of the Sellers (the "X-Ray Operations") or any assets utilized in the X-Ray Operations); and

     WHEREAS, the Buyer and its affiliates are, among other businesses, engaged in a business similar to the Business, which business is conducted primarily in the southwestern and central United States; and

     WHEREAS, the Sellers, which are each wholly-owned subsidiaries of Horizon, have determined to divest the Business; and in connection therewith, the Sellers have agreed to sell all of the assets and properties of the Business, and the Business as a going concern, to the Buyer, and the Buyer has agreed to purchase such assets and properties, and the Business as a going concern, all upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

        1  ASSETS.
           ------

           1  Acquired Assets.  Subject to the terms and conditions of this
              ---------------
Agreement, on the Closing Date (as such term is hereinafter defined), the Sellers shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase and receive from the Sellers, all of the assets, properties, improvements and business owned by the Sellers and utilized in and/or relating to the Business (other than the Excluded Assets (as such term is hereinafter defined), as same are constituted on the Closing Date (collectively, the "Assets"), including, but not limited to, the following:

              1 All notes receivable and accounts receivable of the Business, other than those payable by Horizon or its affiliates;

              2 All tangible fixed assets, furniture, fixtures, machinery, equipment, computers, computer systems and vehicles utilized in and/or related to the Business (the "Fixed Assets");

              3 All inventory and supplies utilized in and/or relating to the Business;

              4 Any and all prepaid expenses (including, without limitation, prepaid rentals under the Assumed Property Leases (as such term is hereinafter defined) and any equipment leases or financing agreements being assumed by the Buyer) of the Business;

              5 All trade names, trademarks, patents, copyrights, customer lists, supplier lists, trade secrets, technical information, and other such knowledge and information constituting the "know-how" used or usable in the Business and owned and transferable by either of the Sellers without requirement of payment of any material fee, and the good will of the Business;

              6 All contract rights, commitments and claims of the Business (exclusive of rights under any employment agreements, consulting agreements, management agreements or other such agreements which are disclaimed by the Buyer hereunder, and any real property leases to the extent not listed in Schedule 2.1
                                                                    ------------
annexed hereto), including rights under those real property leases listed on
Schedule 2.1 (the "Assumed Property Leases"), and all customer contracts,
------------
equipment leases, vehicle leases, manufacturer's warranties and any licenses or license agreements relating to patents, trademarks or other intangibles (to the extent transferable without requirement of payment of any material fee), and any security deposits under any of the foregoing;

              7 All licenses and permits (to the extent transferable without requirement of payment of any material fee) utilized in the Business, and all Medicare and Medicaid provider numbers of the Sellers utilized in the Business;

              8 All books, records, software programs, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Assets and/or the Business; and

              9 All other rights and assets of any kind, tangible or intangible, utilized in and/or relating to the Business, whether or not reflected in the Sellers' financial statements or on their books and records.

           2  Excluded Assets. Notwithstanding anything in this Agreement to the
              ---------------
contrary, the Assets shall not include, and the Sellers shall retain as their respective properties, the following assets (the "Excluded Assets"):

              1 All tangible fixed assets, furniture, fixtures, machinery, equipment, computers, computer systems and vehicles exclusively utilized in and/or related to the X-Ray Operations;

              2 All inventory and supplies exclusively utilized in and/or related to the X-Ray Operations;

              3 Any and all prepaid expenses (including, without limitation, prepaid rentals under any equipment leases or financing agreements) of the X-Ray Operations;

              4 All trade names, trademarks, patents, copyrights, customer lists, supplier lists, trade secrets, technical information, and other such knowledge and information constituting the "know-how" used or usable in the X-Ray Operations, and the goodwill of the X-Ray Operations;

              5 All contract rights, commitments and claims of the Sellers in respect of the X-Ray Operations and all customer contracts, equipment leases, vehicle leases, manufacturers' warranties and any licenses or license agreements relating to patents, software, trademarks, proprietary materials, programs, manuals, promotional materials and other intangibles in respect of the X-Ray Operations, and any security deposits under any of the foregoing;

              6 All cash of the Sellers (regardless of the source) as of the Closing Date, marketable securities exclusively held by or arising exclusively out of the X-Ray Operations, and notes receivable or accounts receivable of the Sellers arising out of and/or relating to the X-Ray Operations;

              7 All licenses, permits and certifications (including, without limitation, any and all Medicaid and Medicare certifications) of the Sellers in respect of the X-Ray Operations, and all Medicare and Medicaid provider numbers of the Sellers in respect of the X-Ray Operations (provided that such
                                                   --------
certifications and/or provider numbers are not also utilized in the Business);

              8 All books, records, software programs, printouts, drawings, data, files, notebooks, accounts, invoices, correspondence and memoranda relating to the Excluded Assets and/or the X-Ray Operations;

              9 The Sellers' respective stock record books, tax returns and minute books;

              10 The capital stock of Mobile X-Ray Xpress, Inc., a Nevada corporation, owned by ACTI;

              11 The capital stock of Health Care Mobile X-Ray, Inc., an Arizona corporation, owned by ACTI;

              12 ACTI's and Horizon's respective rights under those certain Employment Agreements by and among ACTI, Horizon, and Louis H. Sanders and Larry
M. Novak dated as of April 1, 1994;

              13 ACTI's and Horizon's respective rights under that certain Stock Exchange Agreement by and among Horizon, ACTI and former shareholders of ACTI dated as of April 1, 1994;

              14 All computer hardware and software relating to the wide area network of Horizon, to the extent installed at the offices of the Sellers;

              15 All of the Sellers' and Horizon's rights under this Agreement including, without limitation, the rights of the Sellers to receive the consideration (as such term is hereinafter defined);

              16 All bank accounts of the Sellers;

              17 All refunds, whenever paid, relating to payments by or on behalf of the Sellers prior to Closing Date (other than security deposits in respect of leases included in the Assets) including, without limitation, any federal, state, local or foreign taxes paid by the Sellers prior to the Closing Date; and

              18 All other rights and assets of any kind, tangible or intangible, exclusively utilized in and/or relating to the X-Ray Operations, whether or not reflected in the Sellers' financial statements or on their books and records.

        2  LIABILITIES.
           -----------

           1  Assumed Liabilities.  Subject to the terms and conditions of this
              -------------------
Agreement, on the Closing Date, the Sellers shall assign to the Buyer, and the Buyer shall assume and agree to pay and perform when due, the following liabilities and obligations of the Business, as same are constituted on the Closing Date (collectively, the "Assumed Liabilities"):

              1 All accounts payable of the Business incurred in the normal course of the Business (exclusive of amounts owed to Horizon or any of its affiliates, except to the extent that same constitute trade payables);

              2 All payroll and related federal and state withholding taxes for employees of the Business for the Sellers' current payroll remittance period as of the time of the Closing (to the extent not theretofore remitted by the Sellers to the applicable taxing authority);

              3 All accrued vacation pay (paid time off), wellness pay, sick days and other such items (other than severance benefits or any severance policies or commitments) relating to Hired Employees (as such term is defined below) of the Business accrued and outstanding as of the Closing Date;

              4 All liabilities of the Sellers from and after the Closing Date under outstanding vehicle and equipment leases or financing agreements relating to the Fixed Assets;

              5 All of the Home Office Accrued Benefits (as such term is hereinafter defined), to the extent that the Sellers provide funding therefor;

              6 All liabilities of the Sellers from and after the Closing Date under the Assumed Property Leases as and to the extent set forth on Schedule
                                                                    --------
2.1; and
---
              7 All other executory contracts, service contracts, orders and commitments which in any case are for the purchase of inventory and/or supplies for the Business, or the rendition of services in the Business, which have been entered into by the Sellers in the normal course of the Business.

           2  Excluded Liabilities.  Notwithstanding anything to the contrary
              --------------------
contained in Section 2.1 above, the Buyer shall not assume, or become in any way liable for, the payment or performance of any debts, liabilities or obligations (absolute or contingent) of either Seller (a) owed to Horizon or any of its affiliates, whether constituting intercompany debt or any other type of obligations other than trade payables and obligations under operating
            ----- ----
agreements, (b) in respect of any indebtedness for money borrowed (provided that this shall not include accounts payable constituting part of the Assumed Liabilities, regardless of aging), (c) under any employment agreements, consulting agreements, management agreements or other such agreements (other than employment agreements with technicians and regional office employees of the Business and with David Bondurant and Mickey King, as disclosed in Schedule 4.17
                                                                   -------------
annexed hereto, or in respect of employee severance benefits, (d) arising out of or relating to any diagnostic tests or other services rendered by the Sellers prior to the Closing Date, including any claims for professional liability arising therefrom,(e) relating to any lease obligations of any kind relating to real property other than the Assumed Property Leases as and to the extent set forth in Schedule 2.1, (f) relating to any federal, state or local income taxes
         ------------
or sales, transfer or other taxes (other than those described in Section 2.1(b) above) payable by or in respect of the Sellers, including but not limited to any such taxes which may be assessable against the Sellers arising out of, in connection with or as a result of the transactions contemplated by this Agreement and/or the consummation thereof, (g) relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against either of the Sellers, (h) relating to recapture of any depreciation deduction or investment tax credit of either of the Sellers, (i) in respect of any unfunded pension or retirement benefits, or in respect of any funding obligations to, or transactions in or relating to any trust funds under, any pension, employee benefit or retirement plans now or heretofore maintained by or on behalf of either Seller for the benefit of any past or present employees, (j) relating to any claims, obligations or liabilities in respect of environmental remediation or any violation of any environmental laws or regulations, or any other violation or alleged violation of applicable law or regulations by either Seller, (k) relating to any business operations other than the Business (including, without limitation, the X-Ray Operations), or not incurred in the normal course of the Business (unless specifically included in the Assumed Liabilities pursuant to Section 2.1), or (l) not specifically assumed by the Buyer pursuant to Section
2.1 above (collectively, the "Excluded Liabilities").

        3  PURCHASE PRICE.
           --------------

           1  Consideration to the Sellers.
              ----------------------------

              1 The net purchase price for the Assets (the "Consideration") shall, subject to adjustment in accordance with Section 3.1(b) below, be in the aggregate amount of $17,500,000, which shall be payable (i) $13,000,000 by wire transfer of immediately available funds to the Sellers' designated accounts on the Closing Date, and (ii) $4,500,000 by means of the issuance to the Sellers, on the Closing Date, of shares of Series A Preferred Stock of DHS (the "Preferred Stock") having relative rights, preferences and limitations substantially as provided in the certificate of stock designation (the "Certificate of Stock Designation") annexed hereto as Exhibit A. The number of
                                                      ---------
shares of Preferred Stock issuable on the Closing Date hereunder shall be determined by dividing $4,500,000 by the mean average last reported sale price of the common stock of DHS for the twenty (20) consecutive trading days ending on the third trading day immediately prior to the Closing Date, provided that if such mean average last reported sale price is greater than $6.50 per share and less than $7.50 per share, then, for purposes hereof, the Preferred Stock shall be deemed to be issued at $7.00 per share (which shall be deemed to be the mean average last reported sale price for purposes hereof); and further provided, that if the Preferred Stock is not issued or deemed issued at $7.00 per share, then the Liquidation Value and optional redemption prices of the Preferred Stock (as set forth in the form of Certificate of Stock Designation annexed hereto) shall be correspondingly and proportionately adjusted.

              2  Adjustment of Consideration. Within thirty (30) days after the
                 ---------------------------
Closing Date, the Buyer and the Sellers shall jointly prepare a Closing Date Balance Sheet of the Business, in a manner and utilizing accounting treatments consistent with the methodology utilized in the preparation of the Business Financial Statements (as such term is hereinafter defined) as of August 31, 1996. To the extent that the Net Working Capital (as such term is hereinafter defined) reflected in such Closing Date Balance Sheet is greater or less than $3,146,108 (being the agreed-upon amount of the Net Working Capital as reflected in the Business Financial Statements as of August 31, 1996), then, within fifteen (15) days after the parties reach agreement or resolution on the Closing Date Balance Sheet, the Buyer will pay to the Sellers (in proportion to their relative contributions to the Net Working Capital reflected in the Closing Date Balance Sheet) the amount of any excess, or the Sellers (jointly and severally) will pay to the Buyer the amount of any deficiency. As used herein, the term "Net Working Capital", as of any date of determination, shall mean the difference between the book value of the current assets of the Business as of such date (after giving effect to an allowance for doubtful accounts determined in a manner consistent with the manner of determination of such allowance as contained in the Business Financial Statements as of August 31, 1996) that will be acquired by the Buyer, minus the book value of the current liabilities of the
                          -----
Business as of such date that will be assumed by the Buyer. The parties shall cooperate with one another to reach prompt agreement on the Closing Date Balance Sheet, but if the parties are unable to reach agreement on the Closing Date Balance Sheet within sixty (60) days after the Closing Date, then such dispute shall be submitted for arbitration in accordance with Section 17.3 below.

           2  Net Price. The foregoing purchase price for the Assets shall be
              ---------
in addition to the assumption of the Assumed Liabilities set forth in Section
2.1 above.

           3  Allocation of Consideration. The Consideration specified in
              ---------------------------
Section 3.1 above shall be allocated, as between the Sellers and as among the Assets, in accordance with Schedule 3.3 annexed hereto.
                           ------------

        4  REPRESENTATIONS AND WARRANTIES OF SELLERS AND HORIZON.
           -----------------------------------------------------

           In connection with the sale of the Assets to the Buyer, the Sellers and Horizon hereby jointly and severally represent and warrant to the Buyer as follows:

           1  Organization, Good Standing and Qualification. ACTI is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, MDSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Horizon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its business as owned and conducted on the date hereof. Each Seller is duly qualified to do business as a foreign corporation under the laws of each jurisdiction where the nature of its business or the location of its properties makes such qualification necessary and the failure to be so qualified would have a material adverse effect on the subject Seller or its assets, properties, business or financial condition.

           2  Authorization of Agreement. The execution, delivery and
              --------------------------
performance of this Agreement and the consummation of the transactions contemplated hereby by the Sellers and Horizon has been duly and validly authorized by the Board of Directors of each Seller, and by Horizon (as the sole stockholder of each Seller). No further corporate authorization is required on the part of either of the Sellers or Horizon to consummate the transactions contemplated hereby.

           3  Valid and Binding Agreements. This Agreement, and, when executed
              ----------------------------
and delivered, the Bill of Sale, the Assumption Agreement, the Non-Competition Agreement and the First Refusal Agreement (as such terms are hereinafter defined), constitute and will constitute the legal, valid and binding obligations of each Seller and Horizon (to the extent a party thereto), enforceable against each Seller and Horizon in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

           4  No Breach of Statute or Contract. Neither the execution and
              --------------------------------
delivery of this Agreement, the Bill of Sale, the Assumption Agreement, the Non-Competition Agreement, or the First Refusal Agreement by the Sellers and Horizon (to the extent a party thereto), nor compliance with the terms and provisions of this Agreement, the Bill of Sale, the Assumption Agreement, the Non-Competition Agreement or the First Refusal Agreement on the part of the Sellers and Horizon (to the extent a party thereto), will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting either of the Sellers or Horizon, (b) except as set forth in Schedule 4.4(b) annexed hereto, require
                                       ---------------
the issuance of any authorization, license, consent or approval of any federal or state governmental agency or any other person; or (c) except as set forth in
Schedule 4.4(c) annexed hereto, conflict with or result in a breach of any of
---------------
the terms, conditions or provisions of the certificate of incorporation or by-laws of either of the Sellers or Horizon or any judgment, order, injunction, decree, agreement or instrument to which either of the Sellers or Horizon is a party, or by which either of the Sellers or Horizon is bound, or constitute a default thereunder.

           5  Ownership of Business. No portion of the Business is owned or
              ---------------------
operated by any person or entity other than the Sellers.

           6  Financial Information.
              ---------------------

              1  Annexed hereto as Schedule 4.6(a) are: (i) the financial
                                   ---------------
statements of the Sellers as at March 31, 1993 and March 31, 1994, and for each of the fiscal years then ended, including balance sheets, statements of operations, statements of stockholders' equity, and consolidated statements of cash flow, as reported on by KPMG Peat Marwick (the "Seller Audited Financial Statements"), (ii) the unaudited financial statements of the Sellers as at _________________, ___________________ and August 31, 1996, and for the fiscal periods then ended, including balance sheets and statements of operations, as prepared by management of the Sellers (the "Seller Unaudited Financial Statements"), and (iii) the pro forma financial statements of the Business at _________________, ____________________ and August 31, 1996, and for the fiscal periods then ended, including balance sheets and statements of operations, as prepared by management of the Sellers (the "Business Financial Statements"). The Seller Audited Financial Statements and the Seller Unaudited Financial Statements are herein collectively referred to as the "Seller Financial Statements".

              2 The Seller Financial Statements: (i) represent the Sellers' management's best estimate of the financial position of the Sellers as of the dates thereof and for the periods reflected therein; and (ii) were prepared from the books and records of the Sellers, which, to the Sellers' knowledge, accurately and consistently reflect all transactions to which the Sellers were and are a party.

              3 The Business Financial Statements represent the Sellers' management's best estimate, on a pro forma basis, of the separate financial position and results of operations of the Business as of the dates thereof and for the periods reflected therein.

              4 Except as expressly set forth in the Business Financial Statements and/or in the Schedules to this Agreement, or arising in the normal course of the Business since August 31, 1996, there are, as at the date hereof, no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Business, including any contingent liabilities, that are, in the aggregate, material.

              5  Schedule 4.6(e) annexed hereto contains: (i) an aging schedule
                 ---------------
of accounts receivable and accounts payable of the Business as at August 31, 1996; (ii) a list of the outstanding principal balance of and approximate accrued interest on all indebtedness (other than accounts payable), loans and/or notes payable of the Sellers as of August 31, 1996; (iii) a list of any leasehold or other contractual obligations of the Sellers to Horizon and/or any of its Affiliates on the date hereof; (iv) a list of all obligations of the Business guaranteed by Horizon and/or any of its Affiliates on the date hereof, and the terms of such guarantees; (v) a list reflecting the nature and amount of all obligations owed to the Sellers on the date hereof by Horizon and/or any of its Affiliates; and (vi) a list reflecting the nature and amount of all obligations owed by the Sellers on the date hereof to Horizon and/or any of its Affiliates. Wherever used in this Agreement, the term "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

           7  No Material Changes. Except as and to the extent described in
              -------------------
Schedule 4.7 annexed hereto (which Schedule may make reference to any other
------------
Schedule hereto or to any other document(s) referred to in this Agreement which has heretofore been delivered to the Buyer), and/or in the Business Financial Statements, since August 31, 1996, the Business has been operated only in the ordinary course, and there has not been:

              1 any material change in the financial condition, operations or business of the Business from that shown in the Business Financial Statements as at August 31, 1996 and for the period then ended, any material acquisition or disposition of assets, or any other material transaction or commitment effected or entered into outside of the normal course of the Business;

              2 any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Business taken as a whole;

              3 any payment or distribution of any assets or property, other than cash, to Horizon or any of its Affiliates (other than the Sellers);

              4 any material increase in the rate of salary or compensation paid or payable to any employee, consultant or other person performing services in the Business; or

              5 any other event or condition arising from or out of the operation of the Sellers or Horizon which has or will materially and adversely affect the business, financial condition, results of operations or prospects of the Business.

           8  Tax Returns and Tax Audits.
              --------------------------

              1  Except as and to the extent disclosed in Schedule 4.8(a)
                                                          ---------------
annexed hereto: (i) on the date hereof and on the Closing Date, all federal, state and local tax returns and tax reports required to be filed by either of the Sellers on or before the date of this Agreement or the Closing Date, as the case may be, have been and will have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; (ii) all federal, state and local income, franchise, sales, use, property, excise, unemployment, payroll withholding and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to either of the Sellers as of the date hereof and as of the Closing Date have been and will have been fully paid, and appropriate accruals shall have been made on the Sellers' books for taxes not yet due and payable; (iii) as of the Closing Date, all taxes and other assessments and levies which either of the Sellers is required by law to withhold or to collect on or before the Closing Date will have been duly withheld and collected, and will have been paid over to the proper governmental authorities to the extent due and payable on or before the Closing Date; and
(iv) there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of either of the Sellers.

              (b) Except as set forth in Schedule 4.8(b) annexed hereto, there
                                         ---------------
are no audits pending with respect to any federal, state or local tax returns of either of the Sellers, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of either of the Sellers.

           1  Personal Property; Liens.  The Sellers have and own good and
               ------------------------
indefeasible title to all of the personal property utilized in the Business, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for: (a) rights of lessors in respect of any Fixed Assets which are leased by either of the Sellers; (b) liens which solely secure the deferred purchase price of machinery, equipment, vehicles and/or other Fixed Assets, as indicated on Schedule 4.9; (c) liens for current
                                           ------------
taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and (d) liens, pledges, claims, security interests, encumbrances, conditions or restrictions which are not, individually or in the aggregate, material in character or amount and do not interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other Fixed Assets owned or leased by the Sellers and utilized in the Business are listed in Schedule 4.9 annexed hereto, and, except as and to the extent
              ------------
disclosed in Schedule 4.9, all of such fixed assets are in good operating
             ------------
condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Business as presently conducted.

           2  Real Property.
              -------------

              1 Neither of the Sellers owns or has any interest of any kind (whether ownership, lease or otherwise) in any real property except to the extent of leasehold interests under leases for business premises occupied by the Sellers.

              2 The Sellers are presently in compliance with all of their obligations under the Assumed Property Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Business as and to the extent presently conducted therefrom.

           3  Accounts Receivable.  All accounts receivable shown on the balance
              -------------------
sheet as of August 31, 1996 included in the Business Financial Statements (the "Balance Sheet"), and all accounts receivable thereafter created or acquired in the Business prior to the Closing Date, (a) have arisen or will arise in the ordinary course of the Business, (b) except as set forth in Schedule 4.11(b)
                                                            ----------------
annexed hereto, are and will be subject to no material counterclaims, set-offs, allowances or discounts of any kind, except to the extent of the allowance (if any) for doubtful accounts as of August 31, 1996 reflected in the Balance Sheet, and (c) have been, are or will be valid and collectible in the ordinary course of business (subject to the aforesaid allowance for doubtful accounts).

           4  Inventories. All supplies and other inventories shown on the
              -----------
Balance Sheet, and all inventories thereafter acquired in the Business prior to the Closing Date, to the extent material, have been and will be valued at the lower of cost or market, and, to the extent a material value was ascribed thereto, consisted and will consist of items which are of a quality and quantity which are usable in the ordinary course of the Business.

           5  Insurance Policies. Schedule 4.13 annexed hereto contains a true
              ------------------
and correct schedule of all insurance coverages held by the Sellers concerning the Business and the Sellers' assets and properties (including but not limited to professional liability insurance).

           6  Permits and Licenses. Each Seller possesses all required permits,
              --------------------
licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over such Seller, necessary in order to operate the Business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect, except where the failure to have or maintain any such permit, license and/or franchise would not have or could not reasonably be expected to have a material adverse effect on the Assets or the Business. Each Seller has heretofore conducted the Business in compliance in all material respects with the requirements of such permits, licenses and/or franchises, and neither of the Sellers has received written notice of any default or violation in respect of or under any of such permits, licenses and/or franchises except where such default would not have or could not reasonably be expected to have a material adverse effect on the Assets or the Business.

           7  Contracts and Commitments.
              -------------------------

              1  Schedule 4.15 annexed hereto lists all material contracts,
                 -------------
leases, commitments, indentures and other agreements relating to the Business to which either Seller is a party (collectively, "Material Contracts"), except that
Schedule 4.15 need not list any such agreement that is listed on any other
-------------
Schedule hereto, or was entered into in the ordinary course of the business of the subject Seller and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of the Business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $25,000 per annum; or (iii) may be terminated without penalty, premium or liability by the subject Seller on not more than thirty-one (31) days' prior written notice; provided, however, that Schedule 4.15 shall list any agreement
                --------  -------       -------------
or arrangement (written or verbal) between either Seller (on the one hand) and any physicians or persons known to either Seller or Horizon to be Affiliates of any physicians (on the other hand), regardless of the amount of payments called for, required or made thereunder.

              2 To the best of the Sellers' and Horizon's knowledge, except as set forth in Schedule 4.15: (i) all Material Contracts are in full force and
             -------------
effect; (ii) the subject Seller is in compliance in all material respects with all of its obligations under the Material Contracts, and has not received any written notice that any party to any Material Contract is in material breach or default of such Material Contract or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the assignment thereof to the Buyer pursuant to this Agreement.

              3 To the best of the Sellers' and Horizon's knowledge, no purchase commitment by the Sellers relating to the Business is materially in excess of the normal, ordinary and usual requirements of the Business.

              4  Except as set forth in Schedule 4.15, neither Seller has any
                                        -------------
outstanding contracts with or commitments to officers, employees, physicians, technicians, agents, consultants or advisors relating to the Business that are not cancelable by such Seller without penalty, premium or liability (for severance or otherwise) on less than thirty-two (32) days' prior written notice.

           8  Customers and Suppliers.  Neither of the Sellers has received any
              -----------------------
written notice of any existing, announced or anticipated changes in the policies of any material clients, customers, referral sources or suppliers of the Sellers which will materially adversely affect the Business as presently conducted.

           9  Labor, Benefit and Employment Agreements.
              ----------------------------------------

              1  Except as set forth in Schedule 4.17 annexed hereto, neither of
                                        -------------
the Sellers is a party to or has any commitment or obligation in respect of (i) any collective bargaining agreement or other labor agreement relating to any employees of the Business, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) of the Business.
Schedule 4.17 sets forth the amount of all compensation or remuneration
-------------
(including any discretionary bonuses) paid by the Sellers during the 1995 calendar year to employees or consultants of the Business who presently receive aggregate compensation or remuneration at an annual rate in excess of $35,000.

              2 No union is now certified or, to the best of the Sellers' and Horizon's knowledge, claims to be certified as a collective bargaining agent to represent any employees of the Business, and there are no labor disputes existing or, to the best of the Sellers' and Horizon's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Business.

              3 There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Business. Neither of the Sellers nor Horizon has received any written notice of any actual or alleged violation by either Seller of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

              4 With respect to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which either Seller or any of its Affiliates has at any time been required to make contributions, neither of the Sellers nor any of its Affiliates has, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.


              a) Except as disclosed in Schedule 4.17, neither of the Sellers
                                        -------------
maintains, or has any liabilities or obligations of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) each Seller has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by the Sellers as

"employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and neither of the Sellers nor Horizon has any knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.


              (a) Except for the group insurance programs listed in Schedule
                                                                    --------
4.17, neither of the Sellers maintains any medical, health, life or other
----
employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current of former employees, and, except as required by law, neither of the Sellers has any liability, fixed or contingent, for health or medical benefits to any former employee.

           2  [Intentionally Omitted].

           3   Compliance with Laws.
               --------------------

               (a) Each of the Sellers is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business as presently constituted; and neither of the Sellers nor Horizon has received written notice of any default or violation under or in respect of any of the foregoing. Neither of the Sellers is presently in material violation of any requirements of any its insurance carriers.

               (b) Without limitation of Section 4.19(a) above, neither of the Sellers has, at any time during the three (3) year period prior to the date hereof, (i) handled, stored, generated, processed or disposed of any hazardous substances in violation of any federal, state or local environmental laws or regulations, or (ii) otherwise committed any material violation of any federal, state or local environmental laws or regulations (including, without limitation, the provisions of the Environmental Protection Act, the Comprehensive Environmental Responsibility and Cleanup Act, and other applicable environmental statutes and regulations) or any material violation of the Occupational Safety and Health Act.

              (c) Neither of the Sellers nor, to the best of the Sellers' knowledge, any of the Sellers' respective directors, officers or employees has received any written notice of default or violation, nor, to the best of the Sellers' knowledge, is either of the Sellers or any of their respective directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of such Seller's business, affairs, properties or assets. Neither of the Sellers nor, to the best of the Sellers' knowledge, either of the Sellers or any of their respective directors, officers or employees, has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of either Seller's business, affairs, properties or assets, which violation would have a material adverse effect on the Business or any material portion of the Assets.

              (d)  Schedule 4.19 sets forth the date(s) of the last known audits
                   -------------
or inspections (if any) of either of the Sellers conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, the federal Department of Health and Human Services and/or any agency thereof (including, without limitation, the Healthcare Financing Administration) or intermediary acting on its behalf, any corresponding or comparable state or local governmental department, agency or authority, and any other governmental and/or quasi-governmental agency (federal, state and/or local).

           4  Litigation.  Except as disclosed in Schedule 4.20 annexed hereto,
              ----------                          -------------
there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by either of the Sellers) pending, or to the best knowledge of the Sellers, threatened, by or against either of the Sellers that relates in any way to the Business or any of the Assets. Neither of the Sellers nor Horizon is aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to either of the Sellers or that relate to the Business or any of the Assets, which, if adversely determined, would have a material adverse effect on the Business or any material portion of the Assets.

           5  Patents, Licenses and Trademarks.  Schedule 4.21 annexed hereto
              --------------------------------   -------------
correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by either of the Sellers or Horizon and/or any of their respective directors, officers or employees and which in any way relate to or are used in the Business; (b) all licenses, both domestic and foreign, which are owned or controlled by either of the Sellers or Horizon and/or any of their respective directors, officers or employees and which in any way relate to or are used in the Business; and (c) all franchises, licenses and/or similar arrangements granted to either Seller by others and/or to others by either Seller. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in Schedule 4.21 is subject to any pending challenge known to either of the
   -------------
Sellers or Horizon. Each of the Sellers has the valid right to utilize all trade names and other intellectual property utilized in the Business, and neither of the Sellers has received any written notice of any claimed infringement of any such intellectual property with the right or property of any other person.

           6  Transactions with Affiliates.  No material asset utilized in the
              ----------------------------
Business is owned by, leased from or leased to Horizon or any of its Affiliates (other than the Sellers).

           7  Sensitive Payments. Neither of the Sellers has any reason to
              ------------------
believe that either of them has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made,
(b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its or their books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-Kickback Law, Section 1128(b) of the Social Security Act, 42 U.S.C. (S) 1320a-7b(b) or any analogous state statute, or (d) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

           8  Going Concern. Neither of the Sellers nor Horizon has any
              -------------
knowledge of any fact, event, circumstance or condition

(including, without limitation, any announced or anticipated changes in the policies of any material client or customer) that would materially impair the ability of the Buyer to continue the Business in substantially the manner heretofore conducted, other than general, industry-wide conditions.

           9  Disclosure Materials; Restricted Securities. Each of the Sellers
              -------------------------------------------
and Horizon has reviewed the reports of DHS described in Section 5.5 below, and each of the Sellers is an "accredited investor" within the meaning thereof under Rule 506 promulgated under the Securities Act of 1933, as amended. Each of the Sellers and Horizon hereby further acknowledges that (a) the Preferred Stock to be issued pursuant to Section 3.1 above, any and all additional shares of Preferred Stock issued as dividends on the Preferred Stock from time to time, and any shares of common stock of DHS issued upon any conversion(s) of the Preferred Stock, will constitute "restricted securities" within the meaning of federal and state securities laws, which the Sellers will acquire for their own account for investment (and not with a view to the resale or distribution thereof in violation of any applicable securities laws), and which the Sellers may be required to hold indefinitely or until an exemption from registration requirements is available for the resale or disposition thereof, and (b) DHS has made no representation, warranty or assurance as to whether or when any of such securities may be registered or any exemption from registration requirements will be available with respect thereto.

           4.26  Disclosure and Duty of Inquiry. Neither DHS nor the Buyer is or
                 ------------------------------
will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Sellers and Horizon in this Agreement.



        1. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND DHS.
           ---------------------------------------------------

           In connection with the purchase of the Assets from the Sellers hereunder, the Buyer and DHS hereby jointly and severally represent and warrant to the Sellers and Horizon as follows:

           1  Organization, Good Standing and Qualification.  The Buyer is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and DHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

           2  Authorization of Agreement. The execution, delivery and
              --------------------------
performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and DHS have been duly and validly authorized by the Board of Directors and sole stockholder of the Buyer, and by the Board of Directors of DHS; and the Buyer and DHS have the full legal right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of the Buyer or DHS to consummate the transactions contemplated hereby.

           3  Valid and Binding Agreement. This Agreement and, when executed and
              ---------------------------
delivered, the Assumption Agreement, the Non-Competition Agreement, the First Refusal Agreement and the Registration Rights Agreement (as such terms are hereinafter defined), constitute and will constitute the legal, valid and binding obligations of the Buyer and DHS (to the extent a party thereto), enforceable against the Buyer and DHS in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

           4  No Breach of Statute or Contract. Neither the execution and
              --------------------------------
delivery of this Agreement, the Assumption Agreement, the Non-Competition Agreement, the First Refusal Agreement and the Registration Rights Agreement by the Buyer or DHS or the filing of the Certificate of Stock Designation, nor compliance with the terms and provisions of this Agreement, such other agreements or the Certificate of Stock Designation on the part of the Buyer or DHS, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer or DHS; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency (except to the extent that the Buyer may be required to be qualified as a foreign corporation in certain jurisdictions in which it is not currently so qualified, and to the extent that the Buyer may be required to reapply for any permits, licenses and/or franchises which are not assignable as part of the Assets); or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer or DHS is a party, or by which the Buyer or DHS is bound, or constitute a default thereunder.

           5  Disclosure. DHS has previously delivered to the Sellers and
              ----------
Horizon DHS' Annual Report on Form 10-KSB for the year ended December 31, 1995 and quarterly report on Form 10-QSB for the quarter ended June 30, 1996; and the financial and other information contained therein is true, complete and correct in all material respects as of the dates thereof, in accordance with the disclosure requirements applicable thereto. Since June 30, 1996, (a) except for the issuance and sale of 400,000 shares of common stock of DHS pursuant to the exercise of the underwriters' overallotment option in DHS' secondary public offering, there has been no material change in the capitalization of DHS, (b) the businesses of DHS and its subsidiaries have been operated in the normal course, and (c) there has been no material adverse change in the financial condition, operations or business of DHS and its subsidiaries (taken as a consolidated whole) from that reflected in such reports.

           6  Commission Filings.  DHS has heretofore filed all registration
              ------------------
statements, reports, documents and schedules with the Securities and Exchange Commission required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), since June 1, 1993 (the "SEC Reports"). As of their respective filing or effective dates, as the case may be, the SEC reports complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. None of the SEC Reports (as of their respective filing or effective dates, as the case may be) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial Statements of DHS and its consolidated subsidiaries included in the SEC Reports present fairly, in all material respects, the financial position of DHS and its consolidated subsidiaries as of the dates of such financial statements and the results of their operations and their cash flows for the periods indicated therein, in each case in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of full footnote disclosures.

           7  Litigation.  There is no suit, action, arbitration, or legal,
              ----------
administrative or other proceeding, or governmental investigation pending, or to the knowledge of the Buyer and DHS, threatened, against the Buyer and/or DHS (i) which challenges the Buyer's and/or DHS' ability to consummate the transactions provided for herein, or (ii) materially restricts or affects the business operations of the Buyer and/or DHS either before or after the Closing. Neither the Buyer nor DHS is a party to or bound by any orders, judgments, injunctions, decrees or settlement agreements under which it may have continuing obligations as of the date hereof or as of the Closing Date and which are likely to materially restrict or affect the business operations of the Buyer and/or DHS either before or after the Closing Date. Neither the Buyer nor DHS is aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Buyer and/or DHS.

           8  Sensitive Payments. The Buyer and DHS have no reason to believe
              ------------------
that either of them has (a) made any
contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its or their books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-Kickback Law, Section 1128(b) of the Social Security Act, 42 U.S.C. (S) 1320a-7b(b) or any analogous state statute, or (d) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

           9  Taxes and Tax Returns. All tax and other related returns, reports
              ---------------------
and filings of any kind or nature, required to be filed by the Buyer or DHS prior to the date of this Agreement with respect to its operations have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements; and all taxes due with respect to the Buyer's and/or DHS' operations have been timely paid, except to the extent that the same are being duly contested in good faith in accordance with applicable law and adequate reserves therefor are reflected on DHS' financial statements or will be reflected in any subsequent financials prepared by the Buyer and/or DHS.

           10 Preferred Stock. When issued and delivered pursuant to Section 3.1
              ---------------
above, all of the Preferred Stock shall have been duly authorized and validly issued, and shall be fully paid and non-assessable.

           11 Disclosure and Duty of Inquiry. The Sellers and Horizon are not
              ------------------------------
and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer and DHS in this Agreement.

        2.  THE SELLERS' AND HORIZON'S OBLIGATIONS BEFORE THE CLOSING     DATE.
            ----------------------------------------------------------    ----

           Each of the Sellers and Horizon covenants and agrees that, from the date hereof until the Closing Date:

           1  Access to Information.
              ---------------------

              (a) The Sellers shall permit DHS, the Buyer and their counsel, accountants and other representatives, upon reasonable advance notice to the Sellers, during normal business hours and without undue disruption of the business of the Sellers, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Business and, to the extent reasonably required by the Buyer for its due diligence, the Sellers. DHS, the Buyer and their representatives shall also be permitted to freely consult with the Sellers' counsel concerning the Business.

              (b) Each of the Sellers and Horizon will make available to the Buyer and its accountants all financial records relating to the Sellers and the Business, and shall cause the Sellers' accountants to cooperate with the Buyer's accountants and make available to the Buyer's accountants all work papers and other materials developed by or in the possession of the Seller's accountants, for the purpose of assisting the Buyer's accountants in the performance of an audit of the Business for all periods subsequent to January 1, 1993.

           2  Conduct of Business in Normal Course. The Sellers shall carry on
              ------------------------------------
their business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Sellers as of the date hereof, without in each instance obtaining the prior written consent of DHS.

           3  Preservation of Business and Relationships. The Sellers shall,
              ------------------------------------------
without making or incurring any unusual commitments or expenditures, use all reasonable efforts to preserve their business organization intact, and preserve their present relationships with referral sources, clients, customers, suppliers and others having business relationships with the Sellers.

           4  Maintenance of Insurance.  Each Seller shall continue to carry its
              ------------------------
existing insurance, to the extent obtainable upon reasonable terms.

           5  Corporate Matters. Neither Seller shall, without the prior written
              -----------------
consent of DHS :

              (a) amend, cancel or modify any Material Contract or enter into any material new agreement, commitment or transaction except, in each instance, in the ordinary course of business;

              (b) pay, grant or authorize any material salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment, consulting or management agreements;

              (c) modify in any material respect any material agreement relating to the Business to which such Seller is a party or by which it may be bound, except in the ordinary course of business;

              (d) make any change in management personnel (other than Louis H. Sanders and Larry Novak);

              (e) except pursuant to commitments in effect on the date hereof (to the extent disclosed in this Agreement or in any Schedule hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $100,000 in the aggregate;

              (f) dispose of or transfer any asset outside of the ordinary course of business, or sell, assign or dispose of any capital asset(s) with a net book value in excess of $25,000 as to any one item;

              (g) materially change its method of collection of accounts or notes receivable, accelerate or slow in any material respect its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

              (h) make any payment or distribution of any assets or property other than cash to Horizon or any of its Affiliates (other than the Sellers);

              (i) incur any material liability or indebtedness except, in each instance, in the ordinary course of business;

              (j) subject any of the assets or properties of the Business to any further material liens or encumbrances, other than Permitted Liens; or

              (k) agree to do, or take any action in furtherance of, any of the foregoing.

        2. ADDITIONAL AGREEMENTS OF THE PARTIES.
           ------------------------------------

           1  Confidentiality. Notwithstanding anything to the contrary
              ---------------
contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the parties that, except with respect to matters or information which are publicly available other than by reason of a breach of this Section 7.1, (i) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (ii) all financial information, business records and other non-public information concerning either party which the other party or its representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the recipient and its representatives, and shall not be disclosed to any person that is not associated or affiliated with the recipient and involved in the transactions contemplated hereby, without the prior written approval of the party which provided the information. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the parties, and no party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior approval of each other party (such approval not to be unreasonably withheld or delayed) unless compelled to do so upon advice of counsel and there is insufficient time to practicably obtain approval hereunder. In the event that the transactions contemplated hereby shall not be consummated for any reason, each party covenants and agrees that neither it nor any of its representatives shall retain (other than information which is publicly available other than by reason of a breach of this Section 7.1) any documents, lists or other writings of any other party which it may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the recipient or its representatives, shall be returned to the party which provided the information).

           2  Exclusivity.  From the date hereof through any termination of this
              -----------
Agreement in accordance with Section 11 below, the Sellers and Horizon shall not (and shall not permit any of their stockholders, directors, officers or affiliates to) negotiate with or enter into any other commitments, agreements or understandings with any person, firm or corporation (other than DHS and its Affiliates) in respect of any sale of capital stock or assets of the Sellers, any merger, consolidation or corporate reorganization, or any other such transaction relating to the Sellers or the Business.

           3  Bill of Sale; Transfer Documents; Assumption Agreement.
              ------------------------------------------------------

              (a) On the Closing Date, the Sellers shall execute and deliver to the Buyer a bill of sale in respect of the Assets in substantially the form of Exhibit B annexed hereto (the "Bill of Sale"). In addition, to the extent that
---------
specific assignments may be necessary or appropriate in respect of any of the Assets, and/or to the extent that any of the Assets are represented by certificates of title or other documents, then the Sellers shall execute and deliver to the Buyer any and or additional transfer documents, and shall endorse to and in the name of the Buyer all certificates of title and other such documents, as may be necessary or appropriate in order to effect the full transfer to the Buyer or its designee(s) of all of the Assets.

              (b) On the Closing Date, the Sellers and the Buyer shall execute and deliver to one another an assignment and assumption agreement in substantially the form of Exhibit C annexed hereto (the "Assumption Agreement").
                          ---------
In addition, to the extent that specific assignments may be required in order to effect the assignment to and assumption by the Buyer of any particular Assumed Liabilities, the Sellers and the Buyer shall execute and deliver to one another such additional assignment and assumption documents.

           4  Non-Competition Agreement. On the Closing Date, the Sellers,
              -------------------------
Horizon, the Buyer and DHS shall execute and deliver to one another a non-competition and non-disclosure agreement in substantially the form of Exhibit D annexed hereto (the "Non-Competition
                          ---------
Agreement").

           5  First Refusal Agreement. On the Closing Date, Horizon, the
              -----------------------
Sellers, the Buyer and DHS shall execute and deliver to one another a right of first refusal agreement in respect of the Sellers' retained mobile x-ray business, in substantially the form of Exhibit E annexed hereto (the "First
                                       ---------
Refusal Agreement").

           6  Registration Rights Agreement. On the Closing Date, DHS shall
              -----------------------------
execute and deliver to the Sellers a registration rights agreement in respect of the shares of common stock of DHS which may be issued from time to time upon conversion of the Preferred Stock, in substantially the form of Exhibit F
                                                                ---------
annexed hereto (the "Registration Rights Agreement").

           7  Additional Agreements and Instruments. On or before the Closing
              -------------------------------------
Date, the Sellers, Horizon, the Buyer and DHS shall execute, deliver and file all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the transactions contemplated by this Agreement.

           8  Non-Interference.  Neither the Buyer, DHS, the Sellers nor Horizon
              ----------------
shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 8 and 9 below.

           9  Due Diligence; Schedules. The parties hereby acknowledge and
              ------------------------
confirm that this Agreement has been executed and delivered prior to any of the parties having performed any material amount of due diligence with respect to the other parties, and in particular, the absence to date of any material due diligence by the Buyer and DHS with respect to the Business.

Accordingly, the Sellers and Horizon have agreed that they will, at all times from the date hereof until October 22, 1996 (the "Due Diligence Period"), provide the Buyer and DHS with full and unfettered access to the Business and all information relating thereto in accordance with Section 6.1 above, and will permit the Buyer and DHS, based on the results of such due diligence, to (i) request that the Sellers and Horizon undertake to rectify any due diligence concerns raised by the Buyer or DHS with respect to the Business or the Assets (and the Sellers and Horizon hereby agree to use all reasonable efforts to comply with any reasonable requests by the Buyer and DHS hereunder, provided that the Sellers and Horizon shall not be required to expend more than $100,000 or incur any substantial commitments or expenditures of time in connection therewith), and/or (ii) terminate this Agreement in the event that the Buyer and DHS shall discover that any of the representations and warranties of the Sellers and Horizon made in this Agreement (as originally executed and delivered) are materially incorrect or false or misleading; and the Sellers and Horizon hereby agree to accommodate any and all such reasonable requests which may be made by the Buyer and DHS within the Due Diligence Period, and/or to permit the Buyer and DHS to terminate this Agreement within the Due Diligence Period under such circumstances. Furthermore, the parties hereby acknowledge that this Agreement has been executed and delivered without simultaneous delivery of the various Schedules required hereunder; and the Sellers and Horizon hereby agree to deliver all of such Schedules (exclusive of the list of the Assumed Property Leases for Schedule 2.1, which shall be prepared by the Buyer based upon its due
           ------------
diligence pursuant to this Section 7.9, but shall be subject to the reasonable approval of Horizon) to the Buyer, DHS and their counsel within fifteen (15) days hereafter (with the Due Diligence Period hereunder to be extended by the amount of time, if any, by which any of the Schedules, exclusive of Schedule
                                                                    --------
2.1, is not timely delivered), and the Buyer and DHS shall have the right,
---
consistent with the foregoing, to request reasonable modifications of such Schedules and/or to terminate this Agreement if (A) the Buyer and DHS are reasonably dissatisfied with any of such Schedules, and (B) the Sellers and Horizon are unable to reasonably resolve the Buyer's and DHS' dissatisfaction within ten (10) days after the delivery of all of the Schedules (exclusive of
Schedule 2.1). Subject to the foregoing provisions, the parties
------------
hereby agree to cooperate with one another so as to finalize and resolve, as promptly as practicable, any and all due diligence and disclosure issues which may be raised within the Due Diligence Period. Nothing herein contained, however, shall be deemed to impair the Buyer's and DHS' rights to continue to perform due diligence in accordance with Section 6.1 above at all times through the Closing Date or the termination of this Agreement pursuant to Section 11 below.

        3. CONDITIONS PRECEDENT TO THE BUYER'S AND DHS' PERFORMANCE.
           --------------------------------------------------------

           In addition to the fulfillment of the parties' agreements in Section 7 above, the obligations of the Buyer and DHS to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by the Buyer and DHS:

           1  Accuracy of Representations and Warranties. All representations
              ------------------------------------------
and warranties made by the Sellers and/or Horizon in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

           2  Performance. The Sellers and Horizon shall have performed,
              -----------
satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

           3  Certification. The Buyer and DHS shall have received a
              -------------
certificate, dated the Closing Date, signed by the Sellers and Horizon, certifying, in such detail as the Buyer and DHS and their counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

           4  Resolutions.  The Buyer and DHS shall have received certified
              -----------
resolutions of the Board of Directors and the sole stockholder of each of the Sellers, in form reasonably satisfactory to counsel for the Buyer and DHS, authorizing the

Sellers' execution, delivery and performance of this Agreement and all actions to be taken by the Sellers hereunder.

           5  Absence of Litigation. No action, suit or proceeding by or before
              ---------------------
any court or any governmental body or authority, against either of the Sellers or Horizon or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Business or any material portion of the Assets.

           6  Consents.
              --------

              (a)  All necessary disclosures to and agreements and consents of
(i) any parties to any Material Contracts, the landlords under the Assumed Property Leases, and/or any licensing authorities which are material to the Business, and (ii) any governmental authorities or agencies to the extent required to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer. Any such consents must be obtained without composing any unreasonable burden or obligation on the Business from and after the Closing Date.

              (b) DHS and the Buyer shall have obtained, and there shall be in full force and effect, the consent of DHS' existing lender (i) for the use of up to $8,000,000 in principal amount of loans under DHS' loan agreement with such lender in respect of the cash portion of the Consideration, and (ii) with respect to the consummation of the transactions contemplated hereby.

           7  Completion of Audit. DHS' accountants shall have completed their
              -------------------
audit of the Business as contemplated by Section 6.1(b) above.

           8  Execution and Delivery of Exhibits. On or before the Closing Date,
              ----------------------------------
(a) the Sellers shall have executed and delivered to the Buyer, the Bill of the Sale and the Assumption

Agreement, and (b) the Sellers and Horizon shall have executed and delivered to the Buyer and DHS the Non-Competition Agreement and the First Refusal Agreement. In addition, the parties hereto, and DHS' existing lender, shall have reached agreement with respect to the terms, conditions and subordination provisions to be applicable to any "Redemption Notes" for purposes of Section 4.1 of the Certificate of Stock Designation (and such agreed terms shall have been included in the Certificate of Stock Designation, as filed with the Delaware Secretary of State).

        2. CONDITIONS PRECEDENT TO THE SELLERS' AND HORIZON'S
           --------------------------------------------------
           PERFORMANCE.
           -----------

           In addition to the fulfillment of the parties' agreements in Section 7 above, the obligations of the Sellers and Horizon to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Sellers and Horizon:

           1  Accuracy of Representations and Warranties. All representations
              ------------------------------------------
and warranties made by the Buyer and DHS in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

           2  Performance. The Buyer and DHS shall have performed, satisfied and
              -----------
complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer and DHS on or before the Closing Date.

           3  Certification.  The Sellers and Horizon shall have received a
              -------------
certificate, dated the Closing Date, signed by the Buyer and DHS, certifying, in such detail as the Sellers and Horizon and their counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

           4  Resolutions. The Sellers and Horizon shall have received certified
              -----------
resolutions of the Board of Directors and sole stockholder of the Buyer and of the Board of Directors of DHS, in form reasonably satisfactory to counsel for the Sellers and Horizon, authorizing the Buyer's and DHS' execution, delivery and performance of this Agreement and all actions to be taken by the Buyer and DHS hereunder.

           5  Consents. Horizon shall have obtained or received a release from
              --------
Bank of America Leasing from and in respect of any and all guaranty obligations and liabilities arising for periods or from events occurring after the Closing Date under those lease agreements by and between Bank of America Leasing (as lessor) and ACTI (as lessee). In addition, the Sellers and Horizon shall have received any and all agreements and consents of any governmental authorities and agencies, and any parties to any material contracts or agreements of either of the Sellers, to the extent required in connection with the transactions contemplated by this Agreement.

           6  Execution and Delivery of Exhibits. On or before the Closing Date,
              ----------------------------------
(a) the Buyer shall have executed and delivered to the Sellers the Assumption Agreement, (b) the Buyer and DHS shall have executed and delivered to the Sellers and Horizon the Non-Competition Agreement and the First Refusal Agreement, and (c) DHS shall have filed the Certificate of Stock Designation and shall have executed and delivered to the Sellers the Registration Rights Agreement. In addition, the parties hereto, and DHS' existing lender, shall have reached agreement with respect to the terms, conditions and subordination provisions to be applicable to any "Redemption Notes" for purposes of Section
4.1 of the Certificate of Stock Designation (and such agreed terms shall have been included in the Certificate of Stock Designation, as filed with the Delaware Secretary of State).

        2. CLOSING.
           -------

           1  Place and Date of Closing. Unless this Agreement shall be
              -------------------------
terminated pursuant to Section 11 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Sellers' counsel, Vinson & Elkins L.L.P., located at 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201-2975, or such other location as is agreed to between the parties, at 10:00 A.M. local time on November 15, 1996, or such later date (not later than December 15, 1996) as may be reasonably agreeable to all parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

           2   Actions at Closing.  At the Closing, there shall be made, by all
               ------------------
necessary and appropriate persons, all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

        3. TERMINATION OF AGREEMENT.
           ------------------------

           1  General.  This Agreement may be terminated and the transactions
              -------
contemplated hereby may be abandoned at any time prior to the Closing: (a) pursuant to Section 7.9 above; (b) by the mutual written consent of the Sellers, Horizon, the Buyer and DHS; (c) by the Buyer and DHS, or by the Sellers and Horizon, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Business and/or the transactions contemplated hereby, (iii) the other party or parties, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or they shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of the Buyer, DHS, Horizon or the Sellers, and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or (d) by the Buyer and DHS, or by the Sellers and Horizon, at any time on or after December 15, 1996 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

           2  Effect of Termination. In the event of termination by either party
              ---------------------
as above provided in this Section 11, prompt written notice shall be given to the other party. Termination of this Agreement shall not relieve any party of any of its obligations pursuant to Section 7.1 above, and shall not relieve any breaching party from liability for any breach of this

Agreement (including, without limitation, obligations under Section 11.3 below, if applicable under the circumstances).

           3  Expense Reimbursement.  Regardless of whether this Agreement is
              ---------------------
terminated, DHS and the Buyer (on the one hand) and Horizon and the Sellers (on the other hand) shall each have the right, in the event that (a) the transactions contemplated hereby shall not be consummated on or prior to the Outside Closing Date, (b) such party is not then in default of any material obligation hereunder, and (c) the other party is then in default of any material obligation hereunder, to obtain reimbursement from the other party for its costs and expenses incurred in connection with the transactions contemplated hereby, and the parties hereby agree that $150,000 represents a fair and reasonable estimate of the actual costs and expenses which each party may expect to incur in connection herewith. Such liquidated expenses shall be a non-exclusive remedy (except in respect of expenses) for an aggrieved party hereunder, and demand for and acceptance of any such liquidated expenses, or any other reimbursement, shall not preclude the non-defaulting party from pursuing any other remedies, including but not limited to seeking and obtaining specific performance of this Agreement.

        4. INDEMNIFICATION.
           ---------------

           1  General.
              -------

              (a) Without prejudice to any rights of contribution as between the Sellers and Horizon, from and after the Closing Date, the Sellers and Horizon shall jointly and severally defend, indemnify and hold harmless the Buyer and DHS from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer and/or DHS may incur, sustain or suffer ("Losses") as a result of (i) any breach of, or failure by the Sellers or Horizon to perform, any of the representations, warranties, covenants or agreements of the Sellers or Horizon contained in this Agreement, or (ii) any failure by either of the Sellers to pay or perform when due any of their retained liabilities.

              (b) From and after the Closing Date, the Buyer and DHS shall jointly and severally defend, indemnify and hold harmless the Sellers and Horizon from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Sellers or Horizon may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer or DHS to perform, any of the representations, warranties, covenants or agreements of the Buyer or DHS contained in this Agreement, or (ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

           2  Limitations on Certain Indemnity.
              --------------------------------

              (a) Notwithstanding any other provision of this Agreement to the contrary, except for Losses arising out of claims for breach of any of the warranties made under Sections 4.1, 4.2, 4.3, 4.8 and/or 4.22 above, the Sellers and Horizon shall not be liable to the Buyer or DHS with respect to Losses unless and until, and then only to the extent that, the aggregate amount of all Losses incurred by the Buyer or DHS shall exceed the sum of $100,000 (the "Basket"); provided, however, that the Basket shall not be available with
           --------  -------
respect to any Losses under Section 12.1(a)(ii). The Sellers and Horizon shall thereafter be liable for all Losses in excess of the Basket, provided that the Sellers' and Horizon's maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by either of the Sellers or Horizon in respect of any particular Losses, in any event exceed the limitations set forth in Section 12.2(b) below.

              (b) Except with respect to any Losses involving proven fraud by either of the Sellers or Horizon, the Sellers and Horizon shall only be required, in the aggregate, to pay indemnification hereunder, after application of the Basket, up to a maximum amount equal to the Consideration.

              (c) The Buyer and DHS shall be entitled to indemnification by the Sellers and Horizon for Losses only in respect of claims for which notice of claim shall have been given to the Sellers and Horizon on or before March 31, 1998, or, with respect to Losses relating to a breach of any warranties under Section 4.8 above, the expiration of the final statute of limitations for those tax returns covered by the warranties under Section 4.8 above; provided, however, that neither the
                                        --------  -------
Buyer nor DHS shall be entitled to indemnification from the Sellers or Horizon in the event that the subject claim for indemnification relates to a third-party claim and the Buyer or DHS (as the case may be) delayed giving notice thereof to the Sellers and Horizon to such an extent as to cause material prejudice to the defense of such third-party claim. This Section 12.2(c) shall not apply to any failure by either of the Sellers to pay when due any of its retained liabilities.

           3  Claims for Indemnity.  Whenever a claim shall arise for which any
              --------------------
party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within ten (10) business days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

           4  Right to Defend.  If the facts giving rise to any claim for
              ---------------
indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

        5  POST-CLOSING EVENTS.
           -------------------

           The parties hereby further agree that, from and after the Closing:

           1  Books and Records. At any time and from time to time from and
              -----------------
after the Closing Date, the Buyer shall permit the Sellers and/or Horizon to have access, during normal business hours and without undue disruption of the Buyer's business, to those books and records transferred to the Buyer as part of the Assets, for purposes of preparing any tax filings or any other legitimate purpose of the Sellers and/or Horizon. Such books and records may be made available at any location where the Buyer maintains same, and all costs and expenses relating to such access and inspection shall be the responsibility of the Sellers and/or Horizon. In the event that, at any time and from time to time after the Closing Date, the Buyer shall determine to destroy or dispose of any such books and records, the Buyer shall give notice thereof to the Sellers and/or Horizon not less than thirty (30) days prior to such disposition, and the Sellers and/or Horizon shall have the right, at their own cost and expense, to take possession of such books and records prior to their disposition.

           2  Employee Benefits.
              -----------------

              (a)  Retained Employees. With the exception of the employees of
                   ------------------
ACTI in its home office in Albuquerque, New Mexico (the "Home Office Employees"), the Buyer and/or DHS (either itself or through any of its subsidiaries) shall offer to hire at Closing not less than 136 employees of the Sellers (who, as of the Closing, work for the Business and have been employed on average for 20 or more hours per week). Such employees who are offered employment by the Buyer, DHS and/or its subsidiaries shall hereinafter be referred to as the "Retained Employees". Any such offer of employment to a Retained Employee by the Buyer, DHS and/or its subsidiaries shall be to perform comparable services, in a comparable position and at substantially the same base salary as such Retained Employee held with the Sellers as of the Closing. The Sellers, or their affiliates, shall have the right to employ or offer to employ any Retained Employee who declines the Buyer's, DHS' and/or its subsidiary's offer of employment.

              (b)  Home Office Employees.
                   ---------------------

                   (1) On or before twenty (20) days preceding the Closing Date, ACTI shall deliver to the Buyer and DHS a schedule (the "Home Office Employee Schedule") which reflects, among other things, the following: (i) the names of the Home Office Employees, (ii) their positions and rates of pay, (iii) all earned and accrued vacation, holiday and sick pay and any other benefits to and/or coming due to the Home Office Employees as of the Closing Date and during the period ending 120 days after the Closing Date, and (iv) any severance payment that may be due to such Home Office Employee in the event of termination as of the end of the 120-day period following the Closing Date (the "Home Office Accrued Benefits"). Within five (5) business days after receipt of the Home Office Employee Schedule, the Buyer and/or DHS shall advise the Sellers as to which of the Home Office Employees the Buyer and/or DHS (either itself or through any subsidiary) desires to retain (the "Retained Home Office Employees") for the 120-day transition period following the Closing Date (the "Transition Period"). Any such offer of employment to a Retained Home Office Employee by the Buyer, DHS and/or its subsidiary shall be to perform comparable services, in a comparable position and at substantially the same base salary as such Retained Home Office Employee held with the Sellers as of the Closing. The Sellers, or their affiliates, shall have the right to employ or offer to employ any Retained Home Office Employee who declines the Buyer's, DHS' or its subsidiary's offer of employment.

                   (2) On the Closing Date, the Sellers shall deliver to the Buyer and/or DHS an amount equal to the Home Accrued Benefits reflected on the Home Office Employee Schedule which funds shall be held in trust for the benefit of the Sellers for distribution to the Retained Home Office Employees as and when they are earned by the Retained Home Office Employees (the "Home Office Accrued Benefit Fund"). The Buyer shall, from and after the Closing Date, pay the Home Office Accrued Benefits to the Retained Home Office Employees at the end of the Transition Period; provided, however, that in the event that any
                              --------  -------
Retained Home Office Employee does not become a Hired Employee (as such term is hereinafter defined) or resigns his/her position with the Buyer, DHS or its subsidiary prior to the expiration of the Transition Period, the Home Office Accrued Benefits in the Home Office Accrued Benefit Fund attributable to such Retained Home Office Employee shall immediately be paid to the Sellers; provided, further, however, that in the event that any such Retained Home Office
--------  -------  -------
Employee accepts employment with the Buyer, DHS or its subsidiary beyond the Transition Period, the Home Office Accrued Benefits in the Home Office Accrued Benefit Fund attributable to such Retained Home Office Employee shall immediately be paid to the Sellers.

           (a) Hiring of Retained Employees and Retained Home Office Employees.
               ---------------------------------------------------------------
The Buyer and/or DHS (either itself or through any of its subsidiaries) shall hire at the Closing each Retained Employee and each Retained Home Employee who elects to accept employment with Buyer, DHS or its subsidiary (the "Hired Employees") and shall continue to employ each such Hired Employee for a period of no less than ninety (90) days following the Closing Date, and the Buyer, DHS and/or its subsidiary shall recognize each such Hired Employee's original hire date, unless the employment of such Hired Employee is terminated for cause or as a result of the Hired Employee's resignation. In the event that the Buyer, DHS or any of its subsidiaries violates this provision, then the Buyer and/or DHS shall indemnify and hold the Sellers and Horizon harmless from and against any liability that the subject Seller may have under the Worker Adjustment and Retraining Notification Act (the "Warn Act") which is caused by such violation. All Hired Employees shall be considered probationary, and no promise of permanent employment is made by the Buyer and/or DHS. The Sellers shall offer and provide, as appropriate, group health plan continuation coverage (pursuant to the requirements of Section 601 et. seq. of ERISA and Section 4980B of the I.R.C.
                            -------
("COBRA")) to all of its employees as required under COBRA. Neither the Buyer nor DHS is assuming any other of the Sellers' obligations to its employees except as stated in Section 2.1 above, in this Section 13.2, and on Schedule
                                                                    --------
13.2 annexed hereto.
----

              (b)  Health Benefits. The Buyer and/or DHS shall provide the Hired
                   ---------------
Employees and their dependents the same program of health care benefits which is currently provided by the Buyer and/or DHS to its employees (and their dependents ). The Buyer and DHS agree that there shall be no waiting period for DHS' health care benefits to commence coverage and there shall be no exclusion for pre-existing conditions. The Buyer and/or DHS shall provide any COBRA notices or coverages required to be given or made available to any Hired Employees by reason of the Buyer's and/or DHS' termination of, or the resignation by, any Hired Employees after the Closing Date.

           Notwithstanding the foregoing, nothing in this Section 13.2 shall, or shall be deemed to, create any rights in favor of any person not a party hereto or to constitute an employment agreement or condition of employment for any employee of the Sellers or affiliates of the Sellers or any Retained Employee.

           1  Assistance with Auditors. From time to time as and when requested
              ------------------------
by the Buyer or DHS from and after the Closing Date, the Sellers and Horizon shall provide reasonable assistance in order to obtain the consent of the Sellers' and Horizon's independent public accountants for the use of their reports with respect to the audited financial statements of the Sellers and the use of such accountants' name, in public securities filings which DHS may make from and after the Closing Date.

           2  Further Assurances. From time to time from and after the Closing
              ------------------
Date hereof, the parties will take any and all such action and execute and deliver to one another any and all further agreements, instruments, certificates and other documents, as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Business.

        2. COSTS.
           -----

           1  Finder's or Broker's Fees.  Each of the Buyer and DHS (on the one
              -------------------------
hand) and the Sellers and Horizon (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions, except that DHS shall be responsible for any fees or commissions payable to Evergreen Capital Advisors, Inc. in connection herewith.

           2  Expenses. The Buyer, DHS, the Sellers and Horizon shall each pay
              --------
all of their own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

        3. FORM OF AGREEMENT.
           -----------------

           1  Effect of Headings. The Section headings used in this Agreement
              ------------------
and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

           2  Entire Agreement; Waivers. This Agreement (including the Schedules
              -------------------------
and Exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

           3  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        4. PARTIES.
           -------

           1  Parties in Interest. Nothing in this Agreement, whether expressed
              -------------------
or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

           2  Notices.  All notices, requests, demands and other communications
              -------
under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on or telecopied to the party to whom notice is to be given, one day after being deposited for overnight delivery with a recognized overnight courier service in a properly addressed package with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

            (a) If to the Sellers or Horizon:

                Horizon/CMS Healthcare Corporation
                6001 Indian School Road, NE
                Albuquerque, New Mexico 87110
                Attn: Mr. Charles Gonzales, Senior V.P.
                Fax No. (505) 881-5097

                with a copy sent concurrently to:

                Vinson & Elkins, L.L.P.
                2300 First City Tower
                1001 Fannin
                Houston, Texas 77002-6760
                Attn: James H. Wilson, Esq.
                Fax No. (713) 615-5926

           (a)  If to the Buyer or DHS:

                Diagnostic Health Services, Inc.
                2777 Stemmons Freeway, Suite 1525
                Dallas Texas 75207
                Attn: Mr. Max W. Batzer, Chairman and CEO
                Fax No. (214) 689-6459

                with a copy sent concurrently to:

                Greenberg Traurig Hoffman et al.
                153 East 53rd Street, 35th Floor
                New York, New York 10022
                Attn: Shahe Sinanian, Esq.
                Fax No. (212) 223-7161

or to such other address or telecopier number as any party shall have specified by notice in writing given to all other parties.

        1. MISCELLANEOUS.
           -------------

           1  Amendments and Modifications. No amendment or modification of this
              ----------------------------
Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

           2  Non-Assignability; Binding Effect. Neither this Agreement, nor any
              ---------------------------------
of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that DHS and the Buyer may, without requirement of any consent of Horizon or the Sellers, assign DHS' and the Buyer's rights to indemnification hereunder to any secured lender to DHS and/or the Buyer from time to time. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           3  Governing Law; Jurisdiction. This Agreement shall be construed and
              ---------------------------
interpreted and the rights granted herein governed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section 12.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

           [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                     DIAGNOSTIC HEALTH SERVICES, INC


                                     By: /s/ Brad A. Hummel
                                        ----------------------------


                                     DHS MANAGEMENT SERVICES, INC.


                                     By: /s/ Brad A. Hummel
                                        ----------------------------


                                     ADVANCED CLINICAL TECHNOLOGIES, INC.


                                     By: /s/ Charles H. Gonzales
                                        ---------------------------


                                     HORIZON MDS CORPORATION


                                     By: /s/ Charles H. Gonzales
                                        ---------------------------


                                     HORIZON/CMS HEALTHCARE
                                     CORPORATION


                                     By: /s/ Charles H. Gonzales
                                        ---------------------------

                                   Exhibits
                                   --------


        A    -    Certificate of Stock Designation
        B    -    Bill of Sale
        C    -    Assumption Agreement
        D    -    Non-Competition Agreement
        E    -    First Refusal Agreement
        F    -    Registration Rights Agreement